Exhibit 99.1

Brain Scientific Announces Successful Commercialization & First Purchase Order Shipment Of NeuroCap

NEW YORK, December 6, 2018 – Brain Scientific Inc. (OTC:BRSF) (“Brain Scientific” or “Company”), a medical device company combining brain analysis software with wireless sensor technologies for teleneurology solutions, today announced that the Company completed the shipment of the first NeuroCap and NeuroEEG purchase order to its selling partner, MVAP Medical Supplies.

MVAP Medical Supplies is an industry leading supplier selling sleep, electroencephalograms (“EEG”) and electromyography (“EMG”) products to over 18,000 healthcare organizations and providers across the United States. Brain Scientific’s NeuroCap & NeuroEEG were featured in MVAP’s Q4 Quarterly Flyer (see details here).

“The shipment of our first purchase order is an important commercial milestone, signifying the execution of our commercial strategy,” stated Irina Nazarova, Marketing Director of Brain Scientific. “NeuroCap and NeuroEEG are now at the stage of initial entry into the rapidly growing teleneurology market. With suppliers like MVAP, we expect to be able to leverage their national distribution networks so that end-users can have access to our diagnostic devices.”

Brain Scientific intends to establish non-exclusive agreements with local and national distributors who can independently implement the sale and marketing of NeuroCap and NeuroEEG to the diagnostic imaging subsectors of the medtech industry. Initially, the Company’s commercial strategy will be to target suppliers that can get NeuroCap and NeuroEEG into emergency departments, intensive care units and other acute care settings across the U.S.

About Brain Scientific

Brain Scientific is a healthcare technology company developing next generation teleneurology solutions. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit www.brainscientific.com or email us at info@brainscientific.com .

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, success of the Company’s distributors and other selling partners, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Contact Brain Scientific
Irina Nazarova, Marketing Director at nazarova@memorymd.com